EXHIBIT 99.1

BRIGHAM MINERALS, INC.
ANNOUNCES CORE MIDLAND BASIN ACQUISITION

AUSTIN, Texas - (BUSINESS WIRE) –Brigham Minerals, Inc. (NYSE: MNRL) (“Brigham Minerals,” “Brigham,” or the “Company”), today announced it has entered into a definitive purchase and sale agreement to acquire certain mineral and royalty interests in the Midland Basin from royalty funds managed by Avant Natural Resources, LLC and its affiliates for approximately $132.5 million in cash subject to certain closing adjustments (the “Midland Acquisition”).

MIDLAND ACQUISITION CONTINUES PERMIAN CONSOLIDATION AND VALUE CREATION

•Acquiring approximately 3,900 net royalty acres in the core of the Midland Basin in Martin and Midland Counties
•Well diversified position to be developed by highly active operators including Endeavor Energy Resources, Pioneer Natural Resources and ExxonMobil
◦253 gross wells spud on acreage over last twelve months
•2023 estimated production totaling between 750 - 950 boepd with 60% oil
•2023 estimated mid-teens EBITDA yield
•0.5 net DUCs and 0.5 net permits as of Q2 2022 resulting in 12.0 net pro forma activity wells as of June 30th
•Brigham intends to finance the acquisition through a combination of cash on hand and borrowings under the Company’s revolving credit facility
•Post-close pro forma liquidity totaling ~$124 million(1) and less than 0.6x net debt / Adj. LQA EBITDA
•July 1, 2022 effective date with anticipated close in mid-October 2022, subject to continued diligence and closing conditions

Robert M. (“Rob”) Roosa, Chief Executive Officer, commented, “Our continued success consolidating core minerals is clearly demonstrated by our largest acquisition to date. Our patient and disciplined approach allowed us to capture the opportunity to significantly increase our Midland Basin footprint under highly active, top performing operators including Endeavor, Pioneer and ExxonMobil, who in total are operating more than 40 rigs in the basin. I personally view this acquisition as the highest quality Midland Basin package we’ve evaluated to date given both the diversification across two of the most prolific geologic counties in the lower 48 and the high-quality operator composition. As a result, we anticipate this acquisition will generate industry leading activity as well as strong production and cash flow growth. We’ve purposefully maintained a conservative balance sheet and have continued to high grade our portfolio to maintain flexibility to capture these types of opportunities, and subsequent to closing the acquisition still maintain flexibility with net debt to LQA EBITDA at less than 0.6x.”

(1)Based on estimated pro forma redetermined borrowing base

EXHIBIT 99.1

ABOUT BRIGHAM MINERALS, INC.

Brigham Minerals is an Austin, Texas, based company that acquires and actively manages a portfolio of mineral and royalty interests in the core of some of the most active, highly economic, liquids-rich resource basins across the continental United States. Brigham Minerals’ assets are located in the Delaware and Midland Basins in West Texas and New Mexico, the Anadarko Basin of Oklahoma, the DJ Basin in Colorado and Wyoming, and the Williston Basin in North Dakota. The Company’s primary business objective is to maximize risk-adjusted total return to its shareholders by both capturing organic growth in its existing assets as well as leveraging its highly experienced technical evaluation team to continue acquiring minerals.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including production and other guidance within this press release. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, operator capital discipline and inflation impacts on their cash flows, the Company’s ability to integrate acquisitions into its existing business, changes in oil, natural gas and NGL prices, weather and environmental conditions, the timing of planned capital expenditures, availability of and competition for acquisitions, operational factors affecting the commencement or maintenance of producing wells on the Company’s properties, the condition of the capital markets generally, as well as the Company’s ability to access them, economic and competitive conditions, including those resulting from the current conflict between Russia and Ukraine and elevated inflation levels resulting from global supply and demand imbalances, the proximity to and capacity of transportation, uncertainties regarding environmental regulations or litigation, global or national health events, including the ongoing spread and economic effects of the ongoing COVID-19 pandemic, potential future pandemics, the actions of the Organization of Petroleum Exporting Countries and other significant producers and governments and the ability of such producers to agree to and maintain oil price and production controls and other legal or regulatory developments affecting the Company’s business and other important factors. These and other applicable uncertainties, factors and risks are described more fully in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2021, and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company’s actual results and plans could differ materially from those expressed in any forward-looking statements.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise except as required by applicable law.

Contacts
At the Company:
Brigham Minerals, Inc.
Blake C. Williams
Chief Financial Officer
(512) 220-1500
InvestorRelations@brighamminerals.com
SOURCE Brigham Minerals, Inc.